Toyota Industries Corporation to Acquire Cascade Corporation

October 22, 2012, Kariya, Japan, and Fairview, Oregon – Toyota Industries Corporation (Tokyo Stock Exchange: 6201) (“TICO”) and Cascade Corporation (NYSE: CASC) (“Cascade”) today announced that they have entered into a definitive agreement under which TICO will acquire 100 percent of the shares of Cascade for $65 per share in cash in a transaction valued at $759 million pursuant to a tender offer. The purchase price represents a 23 percent premium over Cascade’s volume-weighted average share price for the 60 days ending October 19, 2012. The transaction has been unanimously approved by the Boards of Directors of both TICO and Cascade.

The transaction will create a leading global materials handling business with a wider spectrum of products and a valuable platform for growth. Based in Japan, TICO is a leading global materials handling, automotive, textile machinery and logistics company and a leading manufacturer of lift trucks, with a robust product lineup. Based in Fairview, Oregon, Cascade is a leading international manufacturer and distributor of materials handling attachments and replacement parts for the lift truck and construction industries worldwide. Under the terms of the transaction, Cascade will become a wholly owned subsidiary of TICO.

Robert C. Warren, Jr., President and CEO of Cascade, said, “Our company has concluded that the offer being made by Toyota Industries Corporation, one of the world’s most admired companies, represents an ideal combination of attractive return to our shareholders, continuing service to our customers, and stability and opportunity for our employees.”

Tetsuro Toyoda, TICO President and Representative Director, said, “Cascade Corporation has a strong reputation for providing customers with the latest technology in materials handling attachments for lift trucks and is widely considered to be the innovative leader with high-quality, customizable products. We’ve long known Cascade as a reliable and world-class supplier to our materials handling business, and we look forward to better meeting our customers’ logistical needs by broadening our lift truck business. We remain committed to serving all of Cascade’s customers.”

Cascade’s President and CEO, Robert C. Warren, Jr., will continue to lead the business after the closing of the transaction, and it will remain based out of Fairview, Oregon.

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Under the terms of the agreement, it is anticipated that TICO will commence a tender offer for all of the outstanding shares of Cascade at the price of $65 no later than November 5, 2012. The closing of the tender offer is conditioned upon satisfaction of customary closing conditions, including Cascade's shareholders tendering at least a majority of Cascade's outstanding common shares (on a fully diluted basis) and clearance by applicable regulatory authorities. The agreement also provides that the parties will effect, subject to customary conditions, a merger to be completed following the completion of the tender offer, which would result in all shares not tendered being converted into the right to receive the same price as is paid in the tender offer. The transaction is not subject to a financing condition.

The Board of Directors of Cascade has agreed to recommend that Cascade’s shareholders tender their shares in the tender offer. In addition, Robert C. Warren, Jr. and Warren Holdings, LLC, a family-managed limited liability company, have entered into agreements with TICO to support the transaction and to tender their shares in the tender offer that cover approximately 14% of Cascade’s outstanding shares.

The transaction is expected to close by the end of calendar year 2012.

Nomura Securities is serving as exclusive financial advisor to TICO and White & Case LLP is serving as legal advisor in connection with the transaction. BofA Merrill Lynch is serving as exclusive financial advisor to Cascade, and Miller Nash LLP is serving as Cascade's legal advisor.

Contacts

Toyota Industries Corporation:

TICO

Takashi Yoshida, Manager, PR Department

+81 ###-##-####

Brunswick Group

Sarah Lubman / Monika Driscoll

+1 (212) 333-3810

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Cascade Corporation:

Joseph G. Pointer, Chief Financial Officer
+1 (503) 669-6300

About Toyota Industries Corporation

Toyota Industries Corporation is a leading transportation equipment company engaged primarily in the manufacture and sale of automobiles, materials handling equipment and textile machinery, as well as in the logistics business in Japan and internationally. Toyota Industries Corporation’s common stock is listed on the Tokyo Stock Exchange where it trades under the symbol “6201”. For more information about Toyota Industries Corporation, please visit www.toyota-industries.com.

About Cascade Corporation

Cascade Corporation is one of the world’s leading manufacturers of materials handling load engagement devices and related replacement parts, primarily for the lift truck industry and to a lesser extent, the construction industry. Cascade Corporation’s common stock is listed on the New York Stock Exchange where it trades under the symbol “CASC”. For more information about Cascade Corporation, please visit www.cascorp.com.

Additional Information

The tender offer to purchase shares of Cascade Corporation Common Stock described in this release has not yet commenced, and this release is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities. At the time the tender offer is commenced, Toyota Industries Corporation will cause a new wholly owned subsidiary, Industrial Components and Attachments II, Inc., to file with the SEC a Tender Offer Statement on Schedule TO (including an offer to purchase, forms of letter of transmittal and related tender offer documents, which will be mailed to Cascade Corporation shareholders). Any offers to purchase or solicitations of offers to sell shares of Cascade Corporation Common Stock will be made only pursuant to such Tender Offer Statement. Investors and Cascade Corporation shareholders are strongly advised to read, before they make any decision with respect to the tender offer, the Tender Offer Statement and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Cascade Corporation with the SEC and mailed to its shareholders, when they become available, because they will contain important information about Toyota Industries Corporation, Cascade Corporation, the tender offer, including the various terms of, and conditions to, the tender offer, and other related matters. These documents will be available at no charge on the SEC’s website at www.sec.gov. A copy of the Tender Offer Statement and the solicitation/recommendation statement will be made available to all shareholders of Cascade Corporation free of charge by contacting Cascade Corporation, Investor Relations at 2201 N.E. 201st Ave. Fairview, Oregon 97024-9718, Tele. No. (503) 669-6210. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge by directing a request to Toyota Industries Corporation, c/o MORROW & CO., LLC, 470 West Avenue, Stamford, Connecticut 06902 or by calling toll-free 800-662-5200 or emailing info@morrowco.com.

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In addition to the offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, Cascade Corporation files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Cascade Corporation at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Cascade Corporation’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws. These forward-looking statements include, but are not limited to, statements as to the proposed acquisition of Cascade Corporation by Toyota Industries Corporation, the anticipated timing of filings and approvals relating to the transaction, the expected timetable for commencing the tender offer and completing the transaction, expected long-term growth for the combined company, plans for geographic expansion in the global marketplace and any other statements about Toyota Industries Corporation or Cascade Corporation’s managements’ future expectations, beliefs, goals, plans or prospects. Any statements that are not statements of historical fact (including any statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered forward-looking statements. Readers are cautioned that all forward-looking statements are based on current expectations and involve risks and uncertainties and a number of factors could cause our actual results to differ materially from any results indicated in this release or in any other forward-looking statements made by us, or on our behalf. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the possibility that certain conditions to the offer and the merger and to completion of the transactions will not be met, the possibility that competing offers may be made, conditions affecting the industries in which Toyota Industries Corporation or Cascade Corporation operate may change, Toyota Industries Corporation may not be able to successfully integrate Cascade Corporation’s operations and employees, and other factors that may affect Cascade Corporation and are described under the heading “Risk Factors” in Cascade Corporation's Annual Report on Form 10-K for the year ended January 31, 2012, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The forward-looking statements contained in this release speak only as of the date on which they are made and, except as required by law, neither Toyota Industries Corporation nor Cascade Corporation express any intention or undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release and as a result, no undue reliance should be placed on these forward-looking statements.

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